LEGAL PROCEEDINGS
Since October 2003,
 Federated and related
entities (collectively,
 "Federated"), and various
Federated funds ("Funds"),
 have been named as
defendants in several class
 action lawsuits now pending
in the United States District
 Court for the District of
 Maryland. The lawsuits were
purportedly filed on behalf
 of people who purchased,
owned and/or redeemed shares
of Federated-sponsored mutual
funds during specified periods
beginning November 1, 1998.
 The suits are generally
similar in alleging that
Federated engaged in illegal
 and improper trading practices
 including
market timing and late trading
in concert with certain
institutional traders, which
allegedly caused financial
injury to the mutual fund
shareholders.
These lawsuits began to be
 filed shortly after Federated's
 first public announcement that
it had received requests for
information on shareholder
trading activities in the Funds
 from the SEC, the Office of
 the New York State Attorney
 General ("NYAG"), and other
 authorities. In that regard,
on November 28, 2005, Federated
 announced that it had reached
final settlements with the SEC
 and the NYAG with respect to
those matters.
Specifically, the SEC and NYAG
settled proceedings against three
 Federated subsidiaries involving
 undisclosed market timing
arrangements and late
trading. The SEC made findings:
 that Federated Investment
Management Company ("FIMC"),
 an SEC-registered investment
adviser to various Funds,
and Federated Securities Corp.,
 an SEC-registered broker-deale
r and distributor for the Funds,
 violated provisions of the
 Investment Advisers Act
and Investment Company Act by
 approving, but not disclosing,
 three market timing arrangements,
 or the associated conflict of
interest between
FIMC and the funds involved in
the arrangements, either to other
 fund shareholders or to the
 funds' board; and that Federated
 Shareholder
Services Company, formerly an
SEC-registered transfer agent,
failed to prevent a customer and
a Federated employee from late
trading in violation
of provisions of the Investment
Company Act. The NYAG found that
 such conduct violated provisions
 of New York State law. Federated
entered
into the settlements without
admitting or denying the
regulators' findings. As
Federated previously reported
in 2004, it has already paid
approximately $8.0 million to
certain funds as determined by
 an independent consultant. As
 part of these settlements,
Federated agreed to pay
disgorgement and a civil money
 penalty in the aggregate
amount of an additional $72
million and, among other things,
 agreed that it would not
serve as investment adviser
 to any registered investment
 company unless (i) at least
 75% of the fund's directors
 are independent of Federated,
(ii) the chairman of each such
fund is independent of Federated,
 (iii) no action may be taken by
 the fund's board or any committee
 thereof
unless approved by a majority of
the independent trustees of the
fund or committee, respectively,
 and (iv) the fund appoints a
"senior officer" who
reports to the independent trustees
and is responsible for monitoring
 compliance by the fund with
 applicable laws and fiduciary
duties and for
managing the process by which
management fees charged to a fund
 are approved. The settlements
 are described in Federated's
announcement
which, along with previous press
releases and related communications
 on those matters, is available in
the "About Us" section of Federated's
website at FederatedInvestors.com.
Federated entities have also been
named as defendants in several
additional lawsuits that are now
 pending in the United States
District Court for
the Western District of Pennsylvania,
 alleging, among other things,
excessive advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law firm of Dickstein Shapiro LLP
 to represent the Funds in each of
the lawsuits described in the
preceding two paragraphs. Federated
 and the Funds, and their respective
 counsel, have been defending this
 litigation, and none of the Funds
remains a defendant in any of the
lawsuits (though some could
potentially receive any recoveries
 as nominal defendants). Additional
 lawsuits based
upon similar allegations may be
 filed in the future. The potential
 impact of these lawsuits, all of
 which seek unquantified damages,
attorneys' fees,
and expenses, and future potential
 similar suits is uncertain.
Although we do not believe that
 these lawsuits will have a
material adverse effect on
the Funds, there can be no
assurance that these suits,
ongoing adverse publicity
and/or other developments
resulting from the regulatory
investigations will not result
in increased Fund redemptions,
reduced sales of Fund shares, or
 other adverse consequences for the Funds.